Exhibit 5(b)

March 23, 2021

NextEra Energy, Inc. NextEra Energy Capital Holdings, Inc. Florida Power & Light Company 700 Universe Boulevard Juno Beach, Florida 33408

Ladies and Gentlemen:

As counsel for NextEra Energy, Inc., a Florida corporation (“NEE”), NextEra Energy Capital Holdings, Inc., a Florida corporation (“NEE Capital”), and Florida Power & Light Company, a Florida corporation (“FPL”), we have participated in the preparation of a joint registration statement on Form S-3 (the “Registration Statement”) to be filed on or about the date hereof with the Securities and Exchange Commission (“Commission”) under the Securities Act of 1933, as amended (“Securities Act”), in connection with the registration by:

(a) NEE of an unspecified amount of (i) shares of its common stock, $.01 par value (“Common Stock”); (ii) shares of its preferred stock, $.01 par value (“NEE Preferred Stock”); (iii) depositary shares representing fractional interests in shares of NEE Preferred Stock (“NEE Depositary Shares”); (iv) contracts to purchase Common Stock, NEE Preferred Stock or NEE Depositary Shares or other agreements or instruments requiring it to sell Common Stock, NEE Preferred Stock or NEE Depositary Shares (collectively, “Stock Purchase Contracts”); (v) units, each representing ownership of a Stock Purchase Contract and any of debt securities of NEE Capital, debt securities of NEE or debt securities of third parties, including, but not limited to, U.S. Treasury securities (“Stock Purchase Units”); (vi) warrants to purchase Common Stock, NEE Preferred Stock or NEE Depositary Shares (“NEE Warrants”); (vii) its unsecured debt securities (“NEE Senior Debt Securities”); (viii) its subordinated debt securities (“NEE Subordinated Debt Securities”); (ix) its junior subordinated debentures (“NEE Junior Subordinated Debentures”); (x) its guarantee of NEE Capital Preferred Stock (as defined below) (“NEE Preferred Stock Guarantee”); (xi) its guarantee of NEE Capital Depositary Shares (as defined below) (“NEE Depositary Shares Guarantee”); (xii) its guarantee of NEE Capital Senior Debt Securities (as defined below) (“NEE Senior Debt Securities Guarantee”); (xiii) its subordinated guarantee of NEE Capital Subordinated Debt Securities (as defined below) (“NEE Subordinated Debt Securities Guarantee”); and (xiv) its junior subordinated guarantee of NEE Capital Junior Subordinated Debentures (as defined below) (“NEE Junior Subordinated Debentures Guarantee”);

Morgan, Lewis & Bockius LLP

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NextEra Energy, Inc.

NextEra Energy Capital Holdings, Inc.

Florida Power & Light Company

March 23, 2021

(b) NEE Capital of an unspecified amount of (i) shares of its preferred stock, $.01 par value (“NEE Capital Preferred Stock”); (ii) depositary shares representing fractional interests in shares of NEE Capital Preferred Stock (“NEE Capital Depositary Shares”); (iii) its unsecured debt securities (“NEE Capital Senior Debt Securities”); (iv) its subordinated debt securities (“NEE Capital Subordinated Debt Securities”); and (v) its junior subordinated debentures (“NEE Capital Junior Subordinated Debentures”); and

(c) FPL of an unspecified amount of (i) shares of its Preferred Stock, $100 par value (“Serial Preferred Stock”), shares of its Preferred Stock without par value (“No Par Preferred Stock”), and any other class of preferred stock hereafter authorized by FPL’s Restated Articles of Incorporation (the “FPL Articles”) (“New Preferred Stock,” and together with the Serial Preferred Stock and the No Par Preferred Stock, “FPL Preferred Stock”); (ii) warrants to purchase FPL Preferred Stock (“FPL Warrants”); (iii) its first mortgage bonds (the “Bonds”); (iv) its unsecured debt securities (“FPL Senior Debt Securities”); and (v) its subordinated debt securities (“FPL Subordinated Debt Securities”).

In connection therewith, we have reviewed such documents and records as we have deemed necessary to enable us to express an opinion on the matters covered hereby. We have assumed that there will be no changes to such documents and records, or expiration thereof, after the date hereof which would affect the opinions expressed herein.

Based upon the foregoing, we are of the opinion that:

1.       The shares of Common Stock will be validly issued, fully paid and non-assessable when:

a.       NEE’s Board of Directors (or a committee of the Board of Directors pursuant to express authority conferred on such committee by the Board of Directors) shall have adopted appropriate resolutions (“NEE Common Stock Resolutions”) approving and authorizing the issuance and sale of such Common Stock; and

b.       such Common Stock shall have been issued and sold in compliance with NEE’s Restated Articles of Incorporation (“NEE’s Charter”), for the consideration contemplated by the NEE Common Stock Resolutions and otherwise as contemplated by the Registration Statement and a prospectus supplement or other offering document or agreement relating to the sale of such securities.

2.       The shares of NEE Preferred Stock will be validly issued, fully paid and non-assessable when:

NextEra Energy, Inc.

NextEra Energy Capital Holdings, Inc.

Florida Power & Light Company

March 23, 2021

a.       NEE’s Board of Directors (or a committee of the Board of Directors pursuant to express authority conferred on such committee by the Board of Directors) shall have adopted appropriate resolutions (“NEE Preferred Stock Resolutions”) establishing the preferences, limitations and relative rights of such shares of NEE Preferred Stock and approving and authorizing the issuance and sale of such NEE Preferred Stock;

b.       articles of amendment to NEE’s Charter establishing the preferences, limitations and relative rights of such NEE Preferred Stock shall have been filed with the appropriate office of the Department of State of the State of Florida; and

c.       such NEE Preferred Stock shall have been issued and sold in compliance with NEE’s Charter, for the consideration contemplated by the NEE Preferred Stock Resolutions and otherwise as contemplated by the Registration Statement and a prospectus supplement or other offering document or agreement relating to the sale of such securities.

3.       The depositary receipts evidencing the NEE Depositary Shares will be valid, legal and binding obligations of NEE, except as limited or affected by bankruptcy, insolvency, reorganization, receivership, moratorium, fraudulent conveyance or other laws affecting creditors’ rights and remedies generally and general principles of equity and to concepts of materiality, reasonableness, good faith and fair dealing and the discretion of the court before which any matter is brought (collectively, the “Exceptions”), when:

a.       NEE’s Board of Directors (or a committee of the Board of Directors pursuant to express authority conferred on such committee by the Board of Directors) shall have adopted appropriate resolutions to establish the relevant terms and provisions of such NEE Depositary Shares and approving and authorizing the issuance and sale of such NEE Depositary Shares, including the adoption of the articles of amendment to NEE’s Charter establishing the preferences, limitations and relative rights of the underlying NEE Preferred Stock and the filing of the same with the appropriate office of the Department of State of the State of Florida;

b.       a duly-authorized officer of NEE, acting within the authority granted by the then current resolutions of NEE’s Board of Directors (or a committee of the Board of Directors pursuant to express authority conferred on such committee by the Board of Directors), validly authorizes, executes and delivers the deposit agreement or agreements relating to the NEE Depositary Shares and the related depositary receipts, and the depositary has been appointed by NEE and such deposit agreement or agreements and the related depositary receipts have been countersigned;

NextEra Energy, Inc.

NextEra Energy Capital Holdings, Inc.

Florida Power & Light Company

March 23, 2021

c.       the underlying shares of NEE Preferred Stock have been deposited with a bank or trust company under the applicable deposit agreement; and

d.       the NEE Depositary Shares shall have been issued and sold in accordance with their respective terms and provisions and as contemplated by the Registration Statement and a prospectus supplement or other offering document or agreement relating to the sale of such securities.

4.       The Stock Purchase Contracts and Stock Purchase Units will be valid, legal and binding obligations of NEE, except as limited or affected by the Exceptions, when:

a.       NEE’s Board of Directors (or a committee of the Board of Directors pursuant to express authority conferred on such committee by the Board of Directors) shall have adopted appropriate resolutions to establish the relevant terms and provisions of such Stock Purchase Contracts or Stock Purchase Units, as the case may be;

b.       a duly-authorized officer of NEE, acting within the authority granted by the then current resolutions of NEE’s Board of Directors (or a committee of the Board of Directors pursuant to express authority conferred on such committee by the Board of Directors), approves the terms and provisions of such Stock Purchase Contracts, and approves the terms and provisions of such Stock Purchase Units, as the case may be; and

c.       such Stock Purchase Contracts or Stock Purchase Units, as the case may be, shall have been issued and sold in accordance with their respective terms and provisions and as contemplated by the Registration Statement and a prospectus supplement or other offering document or agreement relating to the sale of such securities.

5.       The NEE Warrants will be valid, legal and binding obligations of NEE, except as limited or affected by the Exceptions, when:

a.       NEE’s Board of Directors (or a committee of the Board of Directors pursuant to express authority conferred on such committee by the Board of Directors) shall have adopted appropriate resolutions to establish the terms and provisions of such NEE Warrants;

b.       a warrant agreement (“NEE Warrant Agreement”) with respect to such NEE Warrants shall have been executed and delivered by a duly-authorized officer of NEE and by the warrant agent under such NEE Warrant Agreement; and

NextEra Energy, Inc.

NextEra Energy Capital Holdings, Inc.

Florida Power & Light Company

March 23, 2021

c.       such NEE Warrants shall have been issued and sold in accordance with their terms and provisions and as contemplated by the Registration Statement and a prospectus supplement or other offering document or agreement relating to the sale of such securities.

6.       The NEE Senior Debt Securities will be valid, legal and binding obligations of NEE, except as limited or affected by the Exceptions, when:

a.       an indenture (“NEE Indenture”) with respect to such NEE Senior Debt Securities shall have been executed and delivered by a duly-authorized officer of NEE and by the trustee under such NEE Indenture;

b.       a duly-authorized officer of NEE, acting within the authority granted by the then current resolutions of the Board of Directors of NEE, approves and establishes the terms and provisions of such NEE Senior Debt Securities in accordance with the NEE Indenture; and

c.       such NEE Senior Debt Securities are issued and sold in accordance with their terms and provisions and as contemplated by the Registration Statement and a prospectus supplement or other offering document or agreement relating to the sale of such securities.

7.       The NEE Subordinated Debt Securities will be valid, legal and binding obligations of NEE, except as limited or affected by the Exceptions, when:

a.       an indenture (“NEE Subordinated Debt Indenture”) with respect to such NEE Subordinated Debt Securities shall have been executed and delivered by a duly-authorized officer of NEE and by the trustee under such NEE Subordinated Debt Indenture;

b.       a duly-authorized officer of NEE, acting within the authority granted by the then current resolutions of the Board of Directors of NEE, approves and establishes the terms and provisions of such NEE Subordinated Debt Securities in accordance with the NEE Subordinated Debt Indenture; and

c.       such NEE Subordinated Debt Securities are issued and sold in accordance with their terms and provisions and as contemplated by the Registration Statement and a prospectus supplement or other offering document or agreement relating to the sale of such securities.

NextEra Energy, Inc.

NextEra Energy Capital Holdings, Inc.

Florida Power & Light Company

March 23, 2021

8.       The NEE Junior Subordinated Debentures will be valid, legal and binding obligations of NEE, except as limited or affected by the Exceptions, when:

a.       a subordinated indenture (“NEE Junior Subordinated Debt Indenture”) with respect to such NEE Junior Subordinated Debentures shall have been executed and delivered by a duly-authorized officer of NEE and by the trustee under such NEE Junior Subordinated Debt Indenture;

b.       a duly-authorized officer of NEE, acting within the authority granted by the then current resolutions of the Board of Directors of NEE, approves and establishes the terms and provisions of such NEE Junior Subordinated Debentures in accordance with the NEE Junior Subordinated Debt Indenture; and

c.       such NEE Junior Subordinated Debentures are issued and sold in accordance with their terms and provisions and as contemplated by the Registration Statement and a prospectus supplement or other offering document or agreement relating to the sale of such securities.

9.       The shares of NEE Capital Preferred Stock will be validly issued, fully paid and non-assessable when:

a.       NEE Capital’s Board of Directors (or a committee of the Board of Directors pursuant to express authority conferred on such committee by the Board of Directors) shall have adopted appropriate resolutions (“NEE Capital Preferred Stock Resolutions”) establishing the preferences, limitations and relative rights of such shares of NEE Capital Preferred Stock and approving and authorizing the issuance and sale of such NEE Capital Preferred Stock;

b.       articles of amendment to NEE Capital’s Articles of Incorporation, as amended, establishing the preferences, limitations and relative rights of such NEE Capital Preferred Stock shall have been filed with the appropriate office of the Department of State of the State of Florida; and

c.       such NEE Capital Preferred Stock shall have been issued and sold in compliance with NEE Capital’s Articles of Incorporation, as amended, for the consideration contemplated by the NEE Capital Preferred Stock Resolutions and otherwise as contemplated by the Registration Statement and a prospectus supplement or other offering document or agreement relating to the sale of such securities.

NextEra Energy, Inc.

NextEra Energy Capital Holdings, Inc.

Florida Power & Light Company

March 23, 2021

10.     The NEE Preferred Stock Guarantee will be a valid, legal and binding obligation of NEE, except as limited or affected by the Exceptions, when:

a.       a preferred stock guarantee agreement with respect to such NEE Preferred Stock Guarantee shall have been executed and delivered by a duly-authorized officer of NEE; and

b.       such NEE Capital Preferred Stock is issued and sold in accordance with its terms and provisions and as contemplated by the Registration Statement and a prospectus supplement or other offering document or agreement relating to the sale of such securities.

11.       The depositary receipts evidencing the NEE Capital Depositary Shares and the NEE Depositary Shares Guarantee will be valid, legal and binding obligations of NEE Capital and NEE, respectively, except as limited or affected by the Exceptions, when:

a.       NEE Capital’s Board of Directors (or a committee of the Board of Directors pursuant to express authority conferred on such committee by the Board of Directors) shall have adopted appropriate resolutions to establish the relevant terms and provisions of such NEE Capital Depositary Shares and approving and authorizing the issuance and sale of such NEE Capital Depositary Shares, including the adoption of the articles of amendment to NEE Capital’s Charter establishing the preferences, limitations and relative rights of the underlying NEE Capital Preferred Stock and the filing of same with the appropriate office of the Department of State of the State of Florida;

b.       a duly-authorized officer of NEE Capital, acting within the authority granted by the then current resolutions of NEE Capital’s Board of Directors (or a committee of the Board of Directors pursuant to express authority conferred on such committee by the Board of Directors), validly authorizes, executes and delivers the deposit agreement or agreements relating to the NEE Capital Depositary Shares and the related depositary receipts and the depositary has been appointed by NEE Capital and such deposit agreement or agreements and the related depositary receipts have been countersigned;

c.       the underlying shares of NEE Capital Preferred Stock have been deposited with a bank or trust company under the applicable deposit agreement;

d.       a duly authorized officer of NEE, acting within the authority granted by the then current resolutions of the Board of Directors of NEE, endorses such NEE Depositary Shares Guarantee onto such NEE Capital Depositary Shares; and

NextEra Energy, Inc.

NextEra Energy Capital Holdings, Inc.

Florida Power & Light Company

March 23, 2021

e.       the NEE Capital Depositary Shares, shall have been issued and sold in accordance with their respective terms and provisions and as contemplated by the Registration Statement and a prospectus supplement or other offering document or agreement relating to the sale of such securities.

12.       The NEE Capital Senior Debt Securities and the NEE Senior Debt Securities Guarantee will be valid, legal and binding obligations of NEE Capital and NEE, respectively, except as limited or affected by the Exceptions, when:

a.       a duly-authorized officer of NEE Capital, acting within the authority granted by the then current resolutions of the Board of Directors of NEE Capital, approves and establishes the terms and provisions of such NEE Capital Senior Debt Securities in accordance with the Indenture (For Unsecured Debt Securities) dated as of June 1, 1999, as amended, between NEE Capital and The Bank of New York Mellon, as trustee; and

b.       such NEE Capital Senior Debt Securities are issued and sold in accordance with their terms and provisions and as contemplated by the Registration Statement and a prospectus supplement or other offering document or agreement relating to the sale of such securities.

13.       The NEE Capital Subordinated Debt Securities and the NEE Subordinated Debt Securities Guarantee will be valid, legal and binding obligations of NEE Capital and NEE, respectively, except as limited or affected by the Exceptions, when:

a.       an indenture (“NEE Capital Subordinated Debt Indenture”) with respect to such NEE Capital Subordinated Debt Securities shall have been executed and delivered by a duly-authorized officer of NEE Capital, by a duly-authorized officer of NEE and by the trustee under such NEE Capital Subordinated Debt Indenture;

b.       a duly-authorized officer of NEE Capital, acting within the authority granted by the then current resolutions of the Board of Directors of NEE Capital, approves and establishes the terms and provisions of such NEE Capital Subordinated Debt Securities in accordance with the NEE Capital Subordinated Debt Indenture;

c.       a duly-authorized officer of NEE, acting within the authority granted by the then current resolutions of the Board of Directors of NEE, endorses such NEE Subordinated Debt Securities Guarantee onto such NEE Capital Subordinated Debt Securities; and

NextEra Energy, Inc.

NextEra Energy Capital Holdings, Inc.

Florida Power & Light Company

March 23, 2021

d.       such NEE Capital Subordinated Debt Securities are issued and sold in accordance with their terms and provisions and as contemplated by the Registration Statement and a prospectus supplement or other offering document or agreement relating to the sale of such securities.

14.     The NEE Capital Junior Subordinated Debentures and the NEE Junior Subordinated Debentures Guarantee will be valid, legal and binding obligations of NEE Capital and NEE, respectively, except as limited or affected by the Exceptions, when:

a.       if such NEE Capital Junior Subordinated Debentures will not be issued pursuant to the Indenture (For Unsecured Subordinated Debt Securities) dated as of September 1, 2006, as amended (“NEE Capital 2006 Junior Subordinated Indenture”), among NEE Capital, NEE and The Bank of New York Mellon, as trustee, then an indenture (“NEE Capital New Junior Subordinated Indenture”) with respect to such NEE Capital Junior Subordinated Debentures shall have been executed and delivered by a duly-authorized officer of NEE Capital, by a duly-authorized officer of NEE and by the trustee under such NEE Capital New Junior Subordinated Indenture;

b.       a duly-authorized officer of NEE Capital, acting within the authority granted by the then current resolutions of the Board of Directors of NEE Capital, approves and establishes the terms and provisions of such NEE Capital Junior Subordinated Debentures in accordance with the NEE Capital 2006 Junior Subordinated Indenture or the NEE Capital New Junior Subordinated Indenture;

c.       a duly-authorized officer of NEE, acting within the authority granted by the then current resolutions of the Board of Directors of NEE, endorses such NEE Junior Subordinated Debentures Guarantee onto such NEE Capital Junior Subordinated Debentures; and

d.       such NEE Capital Junior Subordinated Debentures are issued and sold in accordance with their terms and provisions and as contemplated by the Registration Statement and a prospectus supplement or other offering document or agreement relating to the sale of such securities.

15.       The shares of FPL Preferred Stock will be validly issued, fully paid and non-assessable when:

a.       such FPL Preferred Stock is issued and sold pursuant to authority contained in an order of the Florida Public Service Commission (“FPSC”);

NextEra Energy, Inc.

NextEra Energy Capital Holdings, Inc.

Florida Power & Light Company

March 23, 2021

b.       with respect to New Preferred Stock, an amendment to the FPL Articles establishing the class of such New Preferred Stock, the number of authorized shares thereof and such other provisions of such New Preferred Stock as shall be required by applicable provisions of Florida law and as may be required by the FPL Articles and FPL’s bylaws shall have been approved by FPL’s Board of Directors and shareholders in accordance with the applicable provisions of Florida law, the FPL Articles and FPL’s bylaws and filed with the appropriate office of the Department of State of the State of Florida;

c.       FPL’s Board of Directors (or a committee of the Board of Directors pursuant to express authority conferred on such committee by the Board of Directors) shall have adopted appropriate resolutions (“FPL Preferred Stock Resolutions”) establishing the preferences, limitations and relative rights of such shares of FPL Preferred Stock and approving and authorizing the issuance and sale of such FPL Preferred Stock;

d.       articles of amendment to the FPL Articles establishing the preferences, limitations and relative rights of such FPL Preferred Stock shall have been filed with the appropriate office of the Department of State of the State of Florida; and

e.       such FPL Preferred Stock shall have been issued and sold in compliance with the FPL Articles, for the consideration contemplated by the FPL Preferred Stock Resolutions and otherwise as contemplated by the Registration Statement and a prospectus supplement or other offering document or agreement relating to the sale of such securities.

16.     The FPL Warrants will be valid, legal and binding obligations of FPL, except as limited or affected by the Exceptions, when:

a.       such FPL Warrants are issued and sold pursuant to authority contained in an order of the FPSC;

b.       FPL’s Board of Directors (or a committee of the Board of Directors pursuant to express authority conferred on such committee by the Board of Directors) shall have adopted appropriate resolutions to establish the terms and provisions of such FPL Warrants;

c.       a warrant agreement (“FPL Warrant Agreement”) with respect to such FPL Warrants shall have been executed and delivered by a duly-authorized officer of FPL and by the warrant agent under such FPL Warrant Agreement; and

NextEra Energy, Inc.

NextEra Energy Capital Holdings, Inc.

Florida Power & Light Company

March 23, 2021

d.       such FPL Warrants shall have been issued and sold in accordance with their terms and provisions and as contemplated by the Registration Statement and a prospectus supplement or other offering document or agreement relating to the sale of such securities.

17.     The Bonds will be valid, legal and binding obligations of FPL, except as limited or affected by the Exceptions or as limited or affected by other laws affecting mortgagees’ rights and remedies generally, when:

a.       such Bonds are issued and sold pursuant to authority contained in an order of the FPSC;

b.       a duly-authorized officer of FPL, acting within the authority granted by the then current resolutions of FPL’s Board of Directors (or a committee of the Board of Directors pursuant to express authority conferred on such committee by the Board of Directors), approves and establishes the terms and provisions of the Bonds in accordance with the Mortgage and Deed of Trust dated as of January 1, 1944, as amended and supplemented, from FPL to Deutsche Bank Trust Company Americas, as trustee; and

c.       such Bonds are issued and sold in accordance with their terms and provisions and as contemplated by the Registration Statement and a prospectus supplement or other offering document or agreement relating to the sale of such securities.

18.       The FPL Senior Debt Securities will be valid, legal and binding obligations of FPL, except as limited or affected by the Exceptions, when:

a.       such FPL Senior Debt Securities are issued and sold pursuant to authority contained in an order of the FPSC;

b.       if such FPL Senior Debt Securities will not be issued pursuant to the Indenture (For Unsecured Debt Securities) dated as of November 1, 2017 (“FPL 2017 Indenture”), between FPL and The Bank of New York Mellon, as trustee, then an indenture (“FPL New Indenture”) with respect to such FPL Senior Debt Securities shall have been executed and delivered by a duly-authorized officer of FPL and by the trustee under such FPL New Indenture;

c.       a duly-authorized officer of FPL, acting within the authority granted by the then current resolutions of FPL’s Board of Directors (or a committee of the Board of Directors pursuant to express authority conferred on such committee by the Board of Directors), approves and establishes the terms and provisions of such FPL Senior Debt Securities in accordance with the FPL 2017 Indenture or the FPL New Indenture; and

NextEra Energy, Inc.

NextEra Energy Capital Holdings, Inc.

Florida Power & Light Company

March 23, 2021

d.       such FPL Senior Debt Securities are issued and sold in accordance with their terms and provisions and as contemplated by the Registration Statement and a prospectus supplement or other offering document or agreement relating to the sale of such securities.

19.     The FPL Subordinated Debt Securities will be valid, legal and binding obligations of FPL, except as limited or affected by the Exceptions, when:

a.       such FPL Subordinated Debt Securities are issued and sold pursuant to authority contained in an order of the FPSC;

b.       an indenture (“FPL Subordinated Debt Indenture”) with respect to such FPL Subordinated Debt Securities shall have been executed and delivered by a duly-authorized officer of FPL and by the trustee under such FPL Subordinated Debt Indenture;

c.       a duly-authorized officer of FPL, acting within the authority granted by the then current resolutions of FPL’s Board of Directors (or a committee of the Board of Directors pursuant to express authority conferred on such committee by the Board of Directors), approves and establishes the terms and provisions of such FPL Subordinated Debt Securities in accordance with the FPL Subordinated Debt Indenture; and

d.       such FPL Subordinated Debt Securities are issued and sold in accordance with their terms and provisions and as contemplated by the Registration Statement and a prospectus supplement or other offering document or agreement relating to the sale of such securities.

Notwithstanding that the Registration Statement provides for the registration of an unspecified amount of the securities described above, the amount of any particular securities, as well as the aggregate amount of all such securities and any combination of such securities, that may be offered and sold as contemplated by the Registration Statement is limited to the amounts authorized from time to time by the respective board of directors (or a duly-authorized committee of the board of directors) of NEE, NEE Capital and FPL, as the case may be.

NextEra Energy, Inc.

NextEra Energy Capital Holdings, Inc.

Florida Power & Light Company

March 23, 2021

We consent to the reference to us in the prospectuses included in the Registration Statement under the caption “Legal Opinions,” to the references to us in the Registration Statement and to the filing of this opinion as an exhibit to the Registration Statement. In giving the foregoing consents, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.

This opinion is limited to the laws of the States of New York and Florida and the federal laws of the United States insofar as they bear on matters covered hereby. As to all matters of Florida law, we have relied, with your consent, upon an opinion of even date herewith addressed to you by Squire Patton Boggs (US) LLP, Miami, Florida. As to all matters of New York law, Squire Patton Boggs (US) LLP is hereby authorized to rely upon this opinion as though it were rendered to Squire Patton Boggs (US) LLP.

Very truly yours,

/s/ Morgan, Lewis & Bockius LLP